Exhibit 99.1

Additional Information:	For Immediate Release
Thomas A. Bessant, Jr.
(817) 335-1100

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Enova International, Inc. Completes $500 Million Senior Notes Offering

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Fort Worth, Texas, May 30, 2014 — Enova International, Inc. (“Enova”), a wholly-owned subsidiary of Cash America International, Inc. (“Cash America”) (NYSE: CSH), today announced that it completed the offering of $500 million of its 9.75% Senior Notes due 2021 (the “Notes”). The Notes will bear interest at a rate of 9.75% and were sold at a discount of the principal amount thereof to yield 10.0% to maturity. The Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States pursuant to Regulation S under the Securities Act.

Enova intends to use all of the net proceeds from the sale of the Notes to repay all of its outstanding intercompany debt that Enova owes to Cash America and to pay a cash dividend to Cash America. Cash America intends to use the proceeds it receives from Enova primarily for the repayment of a portion of its existing indebtedness, and the remaining proceeds will be used for general corporate purposes. The Notes have not been registered under the Securities Act or any state securities laws.

Additionally, Enova has entered into a three-year line of credit that will allow it to borrow up to $75 million to facilitate its working capital needs and for general corporate purposes.

About Cash America

As of March 31, 2014, Cash America International, Inc. operated 1,007 total locations offering specialty financial services to consumers, which included the following:

•	867 lending locations in 22 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;”

•	47 pawn lending locations in central and southern Mexico under the name “Cash America casa de empeño;” and

•	93 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 14 states in the United States under the name “Mr. Payroll.”

Additionally, as of March 31, 2014, the Company offered consumer loans over the Internet to customers:

•	in 33 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com;

•	in the United Kingdom at http://www.quickquid.co.uk, http://www.quickquidflexcredit.co.uk, http://www.poundstopocket.co.uk and http://www.onstride.co.uk;

•	in Australia at http://www.dollarsdirect.com.au; and

•	in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.poundstopocket.co.uk
http://www.enova.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.netcredit.com	http://www.quickquidflexcredit.co.uk
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk	http://www.onstride.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of Cash America. The actual results of Cash America could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to Cash America’s business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau in the U.S. and the UK Financial Conduct Authority, including the effect of and compliance with a consent order Cash America entered into with the Consumer Financial Protection Bureau in November 2013; changes in the political, regulatory or economic environment in foreign countries where Cash America operates or in the future may operate; risks related to the potential separation of Cash America’s online lending business that comprises its e-commerce division, Enova International, Inc.; Cash America’s ability to process or collect consumer loans through the Automated Clearing House system; the actions of third parties who provide, acquire or offer products and services to, from or for Cash America; public and regulatory perception of Cash America’s business, including its consumer loan business and its business practices; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect Cash America, its products or its arbitration agreements; fluctuations, including a sustained decrease, in the price of gold or deterioration in economic conditions; a prolonged interruption in Cash America’s operations of its facilities, systems and business functions, including its information technology and other business systems; changes in demand for Cash America’s services and changes in competition; Cash America’s ability to maintain an allowance or liability for estimated losses on consumer loans that are adequate to absorb credit losses; Cash America’s ability to attract and retain qualified executive officers; the ability of Cash America to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into Cash America’s operations; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets, including the debt and equity markets; changes in Cash America’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber-attacks or fraudulent activity; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on Cash America’s business or the markets in which it operates; and other risks and uncertainties indicated in Cash America’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of Cash America to control, nor can Cash America predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to Cash America or its management are intended to identify forward-looking statements. Cash America disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

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